Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Redwood Mortgage Investors IX, LLC

San Mateo, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-231333) of Redwood Mortgage Investors IX, LLC of our report dated March 31, 2022, relating to the financial statements, which appears in this Form 10K.

/s/ BDO USA, LLP

San Francisco, California

March 31, 2022